UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: October 6, 2010

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2010, SciClone Pharmaceuticals, Inc. and two of its operating subsidiaries as borrowers entered into a Loan and Security Agreement and an Unconditional Guaranty and Security Agreement with Silicon Valley Bank under which SciClone may borrow up to $15 million (the “Credit Facility”). The Credit Facility is a revolving line-of-credit that permits borrowing up to $15 million for a term of 24 months.

On October 5, 2010, SciClone Pharmaceuticals, Inc. issued a press release announcing this Credit Facility, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit	99.1 Press release dated October 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2010	SCICLONE PHARMACEUTICALS, INC.

	By:	/S/ GARY S. TITUS
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 5, 2010.